[KENNAMETAL LOGO]                                  FROM:  KENNAMETAL INC.
                                                          P.O. Box 231
                                                          Latrobe, PA  15650

                                                          Investor Relations
                                                          724-539-6141
                                                          Contact: Beth A. Riley

                                                          Media Relations
                                                          724-539-4662
                                                          Contact: Riz Chand

                                                          DATE:  April 30, 2003

                                            FOR RELEASE:  Immediate


                    KENNAMETAL REPORTS THIRD QUARTER EARNINGS

               Delivers Another Strong Quarter of Cash Generation

LATROBE, Pa., April 30, 2003 - Kennametal Inc. (NYSE: KMT) today reported fiscal 2003 third quarter earnings of $0.27 per diluted share compared with earnings of $0.42 per diluted share last year. Excluding special items in each period, diluted earnings per share were $0.38 for the quarter, against last year's earnings per share of $0.53. In accordance with SEC Regulation G, the attached financial charts include a reconciliation of all non-GAAP financial measures in this release to the most directly comparable GAAP measure.

As expected, fiscal 2003 third quarter earnings included $0.08 dilution from the Widia acquisition, and $0.04 of reduced pension income.

                   Earnings Per Share Excluding Special Items

              Company Guidance (03/27/03)                 $0.33 to $0.35

              Analyst Estimate Range (04/25/03)           $0.33 to $0.35

              Earnings, Excluding Special Items                 $0.38

Through the first nine months, diluted earnings per share were $0.65, above last year's loss per share of $7.23. Excluding special items in each period, diluted earnings per share were $0.96 against last year's earnings per share of $1.28. The prior year included a non-cash SFAS 142 impairment charge associated with the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets".

Kennametal Chairman, President and Chief Executive Officer, Markos I. Tambakeras, said, "We continued our disciplined management of the business through a quarter challenged by a faltering global economy. I was particularly pleased that our relentless focus on working capital management contributed to another quarter of strong cash flow. Despite significant weakness in our key North American and European markets in what is historically our strongest quarter of the year, we again improved our gross margins as the Kennametal Lean


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
                                     - 2 -



Enterprise, prior restructurings and ongoing pricing discipline continued to deliver additional benefits. In addition, I remain very pleased with the rapid pace and productive execution of the Widia integration. Our strong market position in all major markets is allowing Kennametal to weather a sustained period of stagnation in manufacturing. "

-------------------------------------------------------------------------------
Third Quarter Highlights
-------------------------------------------------------------------------------

- Sales of $459.2 million were 17 percent above last year's $393.9 million. Sales growth was driven by a 12 percent positive benefit from net acquisitions and divestitures and a 4 percent benefit from foreign currency exchange.

- Gross profit margin, excluding special charges in both periods, was 33.1 percent, an increase of 40 basis points compared with the third quarter of fiscal 2002. Manufacturing efficiencies from the Kennametal Lean Enterprise and a benefit from foreign currency exchange offset the combination of lower Widia margins and $0.5 million in decreased pension income. Reported gross profit margin of 33.0 percent increased 60 basis points versus the prior year quarter.

- Operating expense for the quarter increased 26 percent, to $120.8 million, excluding special charges. Excluding $14.5 million in Widia operating expense, $7.4 million unfavorable foreign currency exchange and $1.7 million in decreased pension income; operating expense was just 2 percent above prior year. Reported operating expense of $122.6 million was 28 percent over the prior year.

- The current quarter included net special charges of $5.2 million, or $0.10 per diluted share, primarily associated with the previously announced Widia integration efforts. Prior-year results included special charges of $5.2 million, or $0.11 per diluted share, associated with previously announced restructurings. The charges were divided approximately evenly between the J&L/FSS business improvement plan and the Metalworking and Electronics plan.

- Interest expense of $9.0 million was 21 percent above the same quarter last year on a higher average debt for the quarter, associated with the Widia acquisition, and higher average borrowing rates.

- As expected, the effective tax rate, for the March 2003 quarter was 30.0 percent, compared with prior year of 32.0 percent.

- Excluding special items, net income was $13.3 million for the quarter; a 20 percent decrease compared to net income of $16.7 million last year including the impact of Widia dilution and reduced pension income. Reported net income was $9.7 million against net income of $13.1 million in the same quarter last year.


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
                                      - 3 -


- Decreased pension income reduced earnings per diluted share by $0.04 for the quarter versus the prior year. Pretax income for the quarter was reduced by $2.2 million (non-cash) compared to the same period in fiscal 2002 due to the effect of a decrease in the expected rate of return on Kennametal's pension fund assets, coupled with lower discount rates associated with pension and other postretirement benefit liabilities.

- Free operating cash flow remains strong and on plan at $26.7 million, versus $33.1 million in the same period last year. Primary working capital continues to be tightly controlled with its ratio to sales at 27.6 percent, versus 28.1 percent in the prior year. Primary working capital of $523.9 million was up 23 percent, or $99 million, from the same period last year entirely due to the impact of the Widia acquisition.

- Total debt was $580 million, up $169 million from June 2002, due to the closing of the Widia acquisition.

OUTLOOK
-------
Global economic conditions remain weak at the beginning of the June quarter, and visibility continues to be very poor. Economic indicators in North America are mixed, with growth in durable goods orders overshadowed by weak March reports on industrial production, capacity utilization and the Institute of Supply Management (ISM - formally NAPM) index. The outlook in Europe is even more uncertain, with Germany in particular at risk for further declines based on the most recent macroeconomic indicators.

Tambakeras said, "While weak markets are expected to constrain our top-line in the June quarter, we continue to execute on key initiatives positioning the company to leverage earnings growth when the global economies recover. As the new head of metalworking, Carlos Cardoso will advance programs to further differentiate the solutions that we provide our customers. The Widia integration will continue to enhance the breadth of our product offerings and our global reach, particularly into growing Asian markets. These will be supported by ongoing product innovation, efficiencies from the Kennametal Lean Enterprise, and sustained cash flow generation."

Based on assumptions that the second quarter of calendar 2003 will be similar to the just completed March quarter, sales for the fourth quarter of fiscal 2003 are expected to grow 15 to 18 percent year-over-year. Reported diluted earnings per share are expected to be $0.17 to $0.37 per share. This includes an estimate for special charges associated with the Widia integration and restructuring programs of approximately $0.06 to $0.21 per share. Excluding these charges, diluted earnings per share are forecasted to range from $0.38 to $0.43 per share. The earnings forecast also includes $0.02 of dilution from Widia.


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                                     - 4 -


Kennametal anticipates net cash flow provided by operating activities of approximately $150 to $155 million for the year. Purchases of property, plant and equipment and proceeds from disposals of property, plant and equipment are expected to be approximately $50 to $55 million, net. Adjusting net cash flow provided by operating activities for the above items, Kennametal expects to generate at least $100 million of free operating cash flow for the year, per earlier guidance.

As previously announced, a reduction in pension income is lowering diluted EPS for the fiscal year by $0.17 per share, or approximately $0.04 per share per quarter.

Kennametal advises shareholders to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal's corporate web site at www.kennametal.com.

DIVIDEND DECLARED
------------------
Kennametal also announced its Board of Directors declared a quarterly cash dividend of $0.17 cents per share, payable May 23, 2003, to shareowners of record as of the close of business May 9, 2003.

Third quarter results will be discussed in a live Internet broadcast at 10:00 a.m. today. Access the live or archived conference by visiting the Investor Relations section of Kennametal's corporate web site at www.kennametal.com.

This release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as "should," "anticipate," "estimate," "approximate," "expect," "may," "will," "project," "intend," "plan," "believe," and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. aspires to be the premier tooling solutions supplier in the world with operational excellence throughout the value chain and best-in-class manufacturing and technology. Kennametal strives to deliver superior shareowner value through top-tier financial performance. The company provides customers a broad range of technologically advanced tools, tooling systems and engineering services aimed at improving customers' manufacturing competitiveness. With about 14,500 employees worldwide, the company's annual sales approximate $1.8 billion, with nearly half coming from sales outside the United States. Kennametal is a five-time winner of the GM "Supplier of the Year" award and is represented in more than 60 countries. Kennametal operations in Europe are headquartered in Furth, Germany. Kennametal Asia Pacific operations are headquartered in Singapore. For more information, visit the company's web site at www.kennametal.com.


                                    # # # # #

                              FINANCIAL HIGHLIGHTS

Consolidated financial highlights for Kennametal Inc. (NYSE: KMT) for the quarters and nine-month periods ended March 31, 2003 and 2002 are shown in the following tables (in thousands, except per share amounts).

CONSOLIDATED STATEMENTS OF INCOME

                                                                            Quarter Ended                Nine Months Ended
                                                                                March 31,                    March 31,
                                                                      --------------------------     ---------------------------
                                                                         2003           2002            2003           2002
                                                                      ----------     -----------     -----------     -----------
Net sales                                                             $   459,243    $   393,852     $ 1,295,192     $ 1,180,844

        Cost of goods sold                                                307,582        266,205         875,079         806,893
                                                                      -----------    -----------     -----------     -----------

Gross profit                                                              151,661        127,647         420,113         373,951

        Operating expense(1)                                              122,592         95,695         343,104         288,711

        Restructuring and asset impairment charges                          3,269          3,944          11,649          22,650

        Amortization of intangibles                                         1,196            728           3,310           2,107
                                                                      -----------    -----------     -----------     -----------

Operating income                                                           24,604         27,280          62,050          60,483

        Interest expense                                                    8,979          7,421          27,058          25,076

        Other expense (income), net(2)                                        713            (14)           (414)           (179)
                                                                      -----------    -----------     -----------     -----------

Income before provision for income taxes and minority interest             14,912         19,873          35,406          35,586

Provision for income taxes                                                  4,474          6,359          10,622          11,387

Minority interest                                                             739            370           1,786           1,071
                                                                      -----------    -----------     -----------     -----------

Income before cumulative effect of change in accting. principle             9,699         13,144          22,998          23,128

Cumulative effect of change in accounting principle, net of tax(3)             --             --              --        (250,406)
                                                                      -----------    -----------     -----------     -----------

Net income (loss)                                                     $     9,699    $    13,144     $    22,998     $  (227,278)
                                                                      ===========    ===========     ===========     ===========

Diluted earnings (loss) per share                                     $      0.27    $      0.42     $      0.65     $     (7.23)
                                                                      ===========    ===========     ===========     ===========

Dividends per share                                                   $      0.17    $      0.17     $      0.51     $      0.51
                                                                      ===========    ===========     ===========     ===========

Diluted weighted average shares outstanding                                35,480         31,553          35,412          31,454
                                                                      ===========    ===========     ===========     ===========

(1) For the quarter and nine months ended March 31, 2003, these amounts include charges of $1.8 million and $3.8 million, respectively, for integration activities related to the Widia acquisition.

(2) For the quarters ended March 31, 2003 and 2002, these amounts include charges of $0.4 million and $0.5 million, respectively, for fees incurred in connection with the company's accounts receivable securitization program. For the nine months ended March 31, 2003 and 2002, these amounts include similar charges of $1.5 million and $2.0 million, respectively.

(3) For the nine months ended March 31, 2002, this amount represents a non-cash charge for the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."



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                                     - 7 -


                        FINANCIAL HIGHLIGHTS (CONTINUED)

In addition to reported results under U.S. GAAP for the fiscal periods, the following financial highlight tables also include, where appropriate, a reconciliation of results excluding special items, free operating cash flow and primary working capital (which are non-GAAP measures), to the most directly comparable GAAP measures.

RECONCILIATION TO GAAP - QUARTER ENDED MARCH 31,

                                                                                                       Diluted
                                                         Operating       Operating                    Earnings Per
                                        Gross Profit      Expense         Income        Net Income       Share
                                        ------------     ---------       ---------      ----------    ------------
2003 Reported Results                     $ 151,661      $ 122,592       $  24,604      $   9,699      $   0.27
  MSSG Restructuring                             --             --           1,077            754          0.02
   AMSG Restructuring                            --             --           1,104            773          0.02
   Corporate Restructuring                       --             --             278            195          0.01
   Widia Integration Costs - MSSG               144         (1,767)          1,911          1,337          0.04
   Widia Integration Costs - AMSG                --            (18)             18             13            --
                                          ---------      ---------       ---------      ---------      --------
        Total Core Business                     144         (1,785)          4,388          3,072          0.09
                                          ---------      ---------       ---------      ---------      --------
   J&L Restructuring                             --             --             801            561          0.02
   FSS Restructuring                             --             --               9              6            --
                                          ---------      ---------       ---------      ---------      --------
        Total Non-Core Business                  --             --             810            567          0.02
                                          ---------      ---------       ---------      ---------      --------
2003 Results Excluding Special Items      $ 151,805      $ 120,807       $  29,802      $  13,338      $   0.38
                                          =========      =========       =========      =========      ========



2002 Reported Results                     $ 127,647      $  95,695       $  27,280      $  13,144      $   0.42
   MSSG Restructuring                           160             --           1,904          1,295          0.04
   AMSG Restructuring                           554             --             619            421          0.01
   Corporate Restructuring                       --             --               3              2            --
                                          ---------      ---------       ---------      ---------      --------
        Total Core Business                     714             --           2,526          1,718          0.05
                                          ---------      ---------       ---------      ---------      --------
   J&L Restructuring                            507             --           2,375          1,616          0.05
   FSS Restructuring                             --             --             264            179          0.01
                                          ---------      ---------       ---------      ---------      --------
        Total Non-Core Business                 507             --           2,639          1,795          0.06
                                          ---------      ---------       ---------      ---------      --------
2002 Results Excluding Special Items      $ 128,868      $  95,695       $  32,445      $  16,657      $   0.53
                                          =========      =========       =========      =========      ========



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
                                     - 8 -



                        FINANCIAL HIGHLIGHTS (CONTINUED)


RECONCILIATION TO GAAP - NINE MONTHS ENDED MARCH 31,

                                                                                                       Diluted
                                                         Operating       Operating      Net Income     Earn./(Loss)
                                        Gross Profit      Expense         Income        /(Loss)        Per Share
                                        ------------     ---------       ---------      ----------    ------------
2003 Reported Results                     $ 420,113      $ 343,104       $  62,050      $  22,998       $   0.65
    MSSG Restructuring                           --             --           5,926          4,148           0.12
    AMSG Restructuring                           --             --           3,182          2,227           0.06
    Corporate Restructuring                      --             --           1,236            865           0.02
    Widia Integration Costs - MSSG              198         (3,784)          3,982          2,787           0.08
    Widia Integration Costs - AMSG               --            (22)             22             16             --
                                          ---------      ---------       ---------      ---------       --------
         Total Core Business                    198         (3,806)         14,348         10,043           0.28
                                          ---------      ---------       ---------      ---------       --------
    J&L Restructuring                            --             --           1,267            888           0.03
    FSS Restructuring                            --             --              38             26             --
                                          ---------      ---------       ---------      ---------       --------
         Total Non-Core Business                 --             --           1,305            914           0.03
                                          ---------      ---------       ---------      ---------       --------
2003 Results Excluding Special Items      $ 420,311      $ 339,298       $  77,703      $  33,955       $   0.96
                                          =========      =========       =========      =========       ========



2002 Reported Results                     $ 373,951      $ 288,711       $  60,483      $(227,278)      $  (7.23)
    MSSG Restructuring                          160             --           8,141          5,536           0.18
    AMSG Restructuring                        1,304             --           6,573          4,470           0.14
    Corporate Restructuring                      --             --             160            109             --
    MSSG ( Adoption of SFAS 142)                 --             --              --        168,314           5.36
    AMSG ( Adoption of SFAS 142)                 --             --              --         82,092           2.61
                                          ---------      ---------       ---------      ---------       --------
         Total Core Business                  1,464             --          14,874        260,521           8.29
                                          ---------      ---------       ---------      ---------       --------
    J&L Restructuring                           906             --           9,846          6,694           0.21
    FSS Restructuring                            --             --             300            204           0.01
                                          ---------      ---------       ---------      ---------       --------
         Total Non-Core Business                906             --          10,146          6,898           0.22
                                          ---------      ---------       ---------      ---------       --------
2002 Results Excluding Special Items      $ 376,321      $ 288,711       $  85,503      $  40,141       $   1.28
                                          =========      =========       =========      =========       ========



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
                                      -9-


                        FINANCIAL HIGHLIGHTS (CONTINUED)

SEGMENT DATA:

                                                             Quarter Ended               Nine Months Ended
                                                               March 31,                      March 31,
                                                      --------------------------    --------------------------
                                                         2003           2002           2003           2002
                                                      -----------    -----------    -----------    -----------
Sales:
Metalworking Solutions and Services Group             $   297,995    $   224,971    $   824,143    $   666,006
Advanced Materials Solutions Group                         79,039         72,879        231,038        227,498
J&L Industrial Supply                                      51,729         58,873        148,012        173,997
Full Service Supply                                        30,480         37,129         91,999        113,343
                                                      -----------    -----------    -----------    -----------
Total Sales                                           $   459,243    $   393,852    $ 1,295,192    $ 1,180,844
                                                      ===========    ===========    ===========    ===========

Sales By Geographic Region:
Within the United States                              $   239,565    $   253,905    $   708,195    $   762,140
International                                             219,678        139,947        586,997        418,704
                                                      -----------    -----------    -----------    -----------
Total Sales                                           $   459,243    $   393,852    $ 1,295,192    $ 1,180,844
                                                      ===========    ===========    ===========    ===========

Operating Income (Loss), as reported:
Metalworking Solutions and Services Group             $    24,156    $    25,999    $    66,488    $    68,080
Advanced Materials Solutions Group                          8,757          6,988         25,153         16,699
J&L Industrial Supply                                       1,323          1,208          5,209         (1,725)
Full Service Supply                                            31            380           (320)         1,799
Corporate and Eliminations                                 (9,663)        (7,295)       (34,480)       (24,370)
                                                      -----------    -----------    -----------    -----------
Total Operating Income                                $    24,604    $    27,280    $    62,050    $    60,483
                                                      ===========    ===========    ===========    ===========

Operating Income (Loss), excluding special charges:
Metalworking Solutions and Services Group             $    27,144    $    27,903    $    76,396    $    76,221
Advanced Materials Solutions Group                          9,879          7,607         28,357         23,272
J&L Industrial Supply                                       2,124          3,584          6,476          8,122
Full Service Supply                                            40            644           (282)         2,099
Corporate and Eliminations                                 (9,385)        (7,293)       (33,244)       (24,211)
                                                      -----------    -----------    -----------    -----------
Total Operating Income                                $    29,802    $    32,445    $    77,703    $    85,503
                                                      ===========    ===========    ===========    ===========





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                                      -10-


OPERATING INCOME RECONCILIATION:

QUARTER ENDED MARCH 31,

                                                                                                CORPORATE &
                                                      MSSG       AMSG        J&L         FSS    ELIMINATIONS
                                                    --------   --------   --------    --------  ------------
2003 Reported Operating Income                      $ 24,156   $  8,757   $  1,323    $     31    $ (9,663)
     Restructuring                                     1,077      1,104        801           9         278
     Widia Integration Costs                           1,911         18         --          --          --
                                                    --------   --------   --------    --------    --------
2003 Operating Income Excluding Special Charges     $ 27,144   $  9,879   $  2,124    $     40    $ (9,385)
                                                    ========   ========   ========    ========    ========


2002 Reported Operating Income                      $ 25,999   $  6,988   $  1,208    $    380    $ (7,295)
     Restructuring                                     1,904        619      2,376         264           2
     Widia Integration Costs                              --         --         --          --          --
                                                    --------   --------   --------    --------    --------
2002 Operating Income Excluding Special Charges     $ 27,903   $  7,607   $  3,584    $    644    $ (7,293)
                                                    ========   ========   ========    ========    ========


NINE MONTHS ENDED MARCH 31,
                                                                                                CORPORATE &
                                                      MSSG       AMSG        J&L         FSS    ELIMINATIONS
                                                    --------   --------   --------    --------  ------------
2003 Reported Operating Income                      $ 66,488   $ 25,153   $  5,209    $   (320)   $(34,480)
     Restructuring                                     5,926      3,182      1,267          38       1,236
     Widia Integration Costs                           3,982         22         --          --          --
                                                    --------   --------   --------    --------    --------
2003 Operating Income Excluding Special Charges     $ 76,396   $ 28,357   $  6,476    $   (282)   $(33,244)
                                                    ========   ========   ========    ========    ========


2002 Reported Operating Income                      $ 68,080   $ 16,699   $ (1,725)   $  1,799    $(24,370)
     Restructuring                                     8,141      6,573      9,847         300         159
     Widia Integration Costs                              --         --         --          --          --
                                                    --------   --------   --------    --------    --------
2002 Operating Income Excluding Special Charges     $ 76,221   $ 23,272   $  8,122    $  2,099    $(24,211)
                                                    ========   ========   ========    ========    ========

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                                      -11-


                        FINANCIAL HIGHLIGHTS (CONTINUED)

RECONCILIATION TO GAAP - CASH FLOW INFORMATION

                                                               Quarter Ended            Nine Months Ended
                                                                 March 31,                   March 31,
                                                           ----------------------    ----------------------
                                                             2003         2002         2003          2002
                                                           ---------    ---------    ---------    ---------
Net income                                                 $   9,699    $  13,144    $  22,998    $(227,278)
Adoption of SFAS 142                                            --           --           --        250,406
Other non-cash items                                           2,994         (545)       9,330       17,676
Depreciation and amortization                                 21,839       17,935       61,819       55,237
Change in primary working capital                               (747)       5,780       17,928       43,996
Change in other assets and liabilities                         6,238        4,729        3,359      (28,013)
                                                           ---------    ---------    ---------    ---------
Net cash flow provided by operating activities                40,023       41,043      115,434      112,024

Purchases of property, plant and equipment                   (13,955)     (10,235)     (35,966)     (30,349)
Proceeds from disposals of property, plant and equipment         661        2,274        1,504        5,799
                                                           ---------    ---------    ---------    ---------
Free operating cash flow                                   $  26,729    $  33,082    $  80,972    $  87,474
                                                           =========    =========    =========    =========




CONDENSED BALANCE SHEETS

                                                                  Quarter Ended
                                        --------------------------------------------------------------
                                          3/31/03     12/31/02      9/30/02      6/30/02      3/31/02
                                        ----------   ----------   ----------   ----------   ----------
ASSETS
Cash and equivalents                    $   17,250   $   18,155   $   14,300   $   10,385   $   10,705
Accounts receivable, net of allowance      235,908      199,261      221,313      179,101      168,094
Inventories                                408,996      403,530      403,590      345,076      351,129
Deferred income taxes                       81,651       80,204       71,084       71,375       82,949
Other current assets                        44,286       53,868       40,110       31,447       28,064
                                        ----------   ----------   ----------   ----------   ----------
  TOTAL CURRENT ASSETS                     788,091      755,018      750,397      637,384      640,941
                                        ----------   ----------   ----------   ----------   ----------
Property, plant and equipment, net         476,208      480,066      480,696      435,116      438,505
Goodwill and Intangible assets, net        491,987      478,060      467,140      367,992      370,324
Other assets                               107,159      104,937      109,225       83,119       60,458
                                        ----------   ----------   ----------   ----------   ----------
  TOTAL                                 $1,863,445   $1,818,081   $1,807,458   $1,523,611   $1,510,228
                                        ==========   ==========   ==========   ==========   ==========

LIABILITIES

Short-term debt                         $   15,068   $   17,591   $   16,992   $   23,480   $  383,639
Accounts payable                           120,981       92,114      101,823      101,586       93,810
Accrued liabilities                        208,816      171,726      171,045      137,034      152,867
                                        ----------   ----------   ----------   ----------   ----------
   TOTAL CURRENT LIABILITIES               344,865      281,431      289,860      262,100      630,316
Long-term debt                             565,067      599,425      599,615      387,887      164,257
Deferred income taxes                       38,382       46,801       53,475       52,570       52,564
Other liabilities                          140,550      135,101      125,816       96,421       88,720
                                        ----------   ----------   ----------   ----------   ----------
   TOTAL LIABILITIES                     1,088,864    1,062,758    1,068,766      798,978      935,857
                                        ----------   ----------   ----------   ----------   ----------

MINORITY INTEREST                           18,070       17,594       17,685       10,671        8,907
                                        ----------   ----------   ----------   ----------   ----------

SHAREOWNERS' EQUITY                        756,511      737,729      721,007      713,962      565,464
                                        ----------   ----------   ----------   ----------   ----------

   TOTAL                                $1,863,445   $1,818,081   $1,807,458   $1,523,611   $1,510,228
                                        ==========   ==========   ==========   ==========   ==========

                                     -more-

                  SUPPLEMENTAL INFORMATION AND RECONCILIATIONS

RECONCILIATION TO GAAP - PRIMARY WORKING CAPITAL

                                         Quarter Ended March 31,
                                         -----------------------
                                            2003        2002
                                          --------    --------
Current assets                             788,091     640,941
Current liabilities                        344,865     630,316
                                          --------    --------

Working capital in accordance with GAAP    443,226      10,625

Excluded items:
Cash and cash equivalents                  (17,250)    (10,705)
Deferred income taxes                      (81,651)    (82,949)
other current assets                       (44,286)    (28,064)
                                          --------    --------
                                          (143,187)   (121,718)

Adjusted current assets                    644,904     519,223

Short-term debt                            (15,068)   (383,639)
Accrued liabilities                       (208,816)   (152,867)
                                          --------    --------
                                          (223,884)   (536,506)

Adjusted current liabilities               120,981      93,810

Primary working capital                    523,923     425,413


Primary working capital is defined as accounts receivable, net of allowance for doubtful accounts, plus inventories minus accounts payable.

                                 * * - end - * *